             INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULES



We consent to the use in this Registration Statement relating to 6,350,000 shares of Common Stock of ACTV, Inc. on From S-1 of our report dated March 15, 1995, relating to the consolidated financial statements of ACTV, Inc. and our report dated March 15, 1994 relating to the financial statements of ACTV Interactive, appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of ACTV, Inc. listed in Item 16. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
New York, New York

February 9, 1996